Exhibit 16.1

Crowe LLP

Independent Member Crowe Global

June 16, 2021

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, N. E.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read the comments made regarding us in Item 4.01(a) of Form 8-K of Bogota Financial Corp. dated June 16, 2021 and are in agreement with those statements. We are not in a position to agree or disagree with the statements made in Item 4.01(b).

Crowe LLP

Livingston, New Jersey

cc:	Steven M. Goldberg

Audit Committee Chairman

Bogota Financial Corp.